                              Date 27 February 2006

                               EMPIRE SPIRIT LTD.
                             INDEPENDENT TRADER LTD.
                                 TRIATHLON INC.
                                SOLEIL TRUST INC.
                          JUNGLE INVESTMENT LIMITED AND
                         NORTHERN YIELD SHIPPING LIMITED
                         as joint and several Borrowers

                                     -and-

                                DNB NOR BANK ASA
                                    as Lender

                                   ----------

                             SUPPLEMENTAL AGREEMENT

                                   ----------

                      in relation to a Loan Agreement dated
                       5 December 2005 for a loan facility
                       of (originally) up to US$50,000,000

                            WATSON, FARLEY & WILLIAMS
                                     PIRAEUS

CLAUSE                                                                      PAGE
------                                                                      ----
1    INTERPRETATION                                                           1
2    AGREEMENT OF THE LENDER                                                  5
3    CONDITIONS PRECEDENT                                                     5
4    REPRESENTATIONS AND WARRANTIES                                           8
5    AMENDMENTS TO LOAN AGREEMENT AND OTHER FINANCE DOCUMENTS                 9
6    FURTHER ASSURANCES                                                      12
7    FEES AND EXPENSES                                                       13
8    NOTICES                                                                 13
9    SUPPLEMENTAL                                                            13
10   LAW AND JURISDICTION                                                    14
EXECUTION PAGES                                                              15

THIS AGREEMENT is made on 27 February 2006

BETWEEN

(1)   EMPIRE SPIRIT LTD., INDEPENDENT TRADER LTD., TRIATHLON INC., SOLEIL TRUST
      INC., JUNGLE INVESTMENT LIMITED and NORTHERN YIELD SHIPPING LIMITED
      (together, the "BORROWERS" and each a "BORROWER"); and

(2)   DNB NOR BANK ASA of Norway acting through its office at 20 St Dunstan's
      Hill, London EC3R 8HY, England as "LENDER".

BACKGROUND

(A)   By a loan agreement dated 5 December 2005 and made between (i) the
      Borrowers and (ii) the Lender, the Lender has made available to the
      Borrowers a loan facility of (originally) US$50,000,000 (which represents the outstanding principal amount of the said loan at the date of this
      Agreement).

(B)   The Borrowers have made a request to the Lender that it makes available a further tranche (divided into two advances) under the Loan Agreement of up to US$14,000,000 in aggregate which shall be on-lent by the Borrowers to two affiliated companies of the Borrowers, Balkan Holding Inc. and Balcan
      Profit Limited, to assist such companies in refinancing part of the acquisition cost of the LPG carriers "GAS CZAR" and "GAS ETERNITY".

(C)   This Agreement sets out the terms and conditions on which the Lender agrees, with effect on and from the Effective Date, at the request of the
      Borrowers to make available Tranche C to the Borrowers and the consequential amendments to the Loan Agreement and the other Finance
      Documents.

IT IS AGREED as follows:

1     INTERPRETATION

1.1   DEFINED EXPRESSIONS. Words and expressions defined in the Loan Agreement and the other Finance Documents shall have the same meanings when used in this Agreement unless the context otherwise requires.

1.2   DEFINITIONS. In this Agreement, unless the contrary intention appears:

      "ADDITIONAL GUARANTEE" means, in relation to each Additional Guarantor, the guarantee of the obligations of the Borrowers under the Loan Agreement and the Finance Documents to be made by that Additional Guarantor in favour of the Lender in such form as the Lender may approve or require and, in the plural, means both of them;

      "ADDITIONAL GUARANTORS" means each of Balkan and Balcan Profit and, in the plural, means both of them;

      "ADDITIONAL SHARES PLEDGE" means, in relation to each Additional
      Guarantor, the pledge of all the shares of and in that Additional
      Guarantor, executed or to be executed by the Corporate Guarantor in favour of the Lender in such form as the Lender may approve or require and, in the plural, means both of them;

      "ADDITIONAL SHIP" means each of "GAS CZAR" and "GAS ETERNITY" and in the plural, means both of them;

      "ADDITIONAL SHIP ACCOUNT SECURITY DEED" means, in relation to each
      Additional Ship, a deed creating security in respect of the relevant
      Additional Ship Earnings Account in such form as the Lender may approve or require and, in the plural, means both of them;

      "ADDITIONAL SHIP EARNINGS ACCOUNT" means, in relation to an Additional
      Ship, an account in the name of the Additional Guarantor owning that
      Additional Ship with the Lender in England designated "[name of Additional
      Guarantor] - Earnings Account" or any other account (with that or another office of the Lender) which is designated by the Lender as an Earnings
      Account for the purposes of the Loan Agreement and, in the plural, means both of them;

      "ADDITIONAL SHIP FINANCE DOCUMENTS" means, together:

      (a)  the Additional Guarantees;

      (b)  the Additional Shares Pledge;

      (c)  the Additional Ship Account Security Deeds;

      (d)  the Additional Ship General Assignments;

      (e)  the Additional Ship Mortgages;

      (f)  the Gas Czar Charter Assignment; and

      (g)  the Gas Eternity Deed of Covenant,

      and, in the singular, means any of them;

      "ADDITIONAL SHIP GENERAL ASSIGNMENT" means, in relation to each Additional
      Ship, a first priority general assignment of the Earnings, the Insurances and any Requisition Compensation of that Additional Ship, in such form as the Lender may approve or require and, in the plural, means both of them;

      "ADDITIONAL SHIP MOA" means in relation to:

      (a)  "GAS CZAR", a memorandum of agreement dated 22 December 2005 made between Islas Gas Carriers, Inc. as seller and Balkan (as nominee of the Corporate Guarantor) as buyer for a purchase price of $9,830,000;
           and

      (b)  "GAS ETERNITY", a memorandum of agreement dated 22 June 2005 made between Gass (as nominee of Brave Maritime Corporation Inc.) as seller and Balcan Profit as buyer for a purchase price of
           $12,912,500,

      and, in the plural, means both of them;

      "ADDITIONAL SHIP MORTGAGE" means each of the Gas Czar Mortgage and the Gas
      Eternity Mortgage and, in the plural, means both of them;

      "AMENDMENT DEED OF COVENANT" means, in respect of "GAS CATHAR", an amendment to the Deed of Covenant in respect of that Ship in such form as the Lender may approve or require;

      "AMENDMENT MORTGAGE" means, in respect of each of "GAS CATHAR", "GAS
      MARATHON" and "GAS SINCERITY" an amendment mortgage to the Mortgage in respect of the relevant Ship in such form as the Lender may approve or require and in the plural, means all of them;

                                        2

      "APPROVED FLAG" means, in relation to:

      (a)  "GAS CZAR", Marshall Islands flag; and

      (b)  "GAS ETERNITY", Cyprus flag,

      or, in either case, such other flag as the Lender may approve as the flag on which an Additional Ship may be registered;

      "BALCAN PROFIT" means Balcan Profit Limited, a company incorporated in
      Malta having its registered office at 147/1 St. Lucia Street, Valletta,
      Malta;

      "BALKAN" means Balkan Holding Inc. a corporation incorporated in the
      Marshall Islands having its registered office at Trust Company Complex,
      Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960;

      "EFFECTIVE DATE" means the date on which all the conditions precedent referred to in Clauses 3.2 and 3.3 have been fulfilled by the Borrowers, to be a Business Day not later than 28 February 2006 (or such later date as the Lender may agree with the Borrowers);

      "EXISTING SHIPS" means, together, the New Ships, "GAS ORACLE" and "GAS
      MONARCH";

      "GAS CZAR" means the 1995-built LPG carrier of 3,500 cubic metres currently registered in the ownership of Islas Gas Carriers, Inc. under the Philippines flag with the name "ISLAS GAS" which is to be purchased by
      Balkan pursuant to the Additional Ship MOA relative to "GAS CZAR" and to be registered in its ownership under the Marshall Islands flag with the name "GAS CZAR";

      "GAS CZAR ADDITIONAL ADVANCE" means (a) an amount equal to 65 per cent. of the lesser of (i) the Market Value of "GAS CZAR" and (ii) the Purchase
      Price of "GAS CZAR" or (b) if such Advance is the second Tranche C
      Additional Advance to be drawn down, an amount equal to the lesser of (i)
      an amount which when aggregated with the first Tranche C Additional
      Advance is equal to $14,000,000 and (ii) the lesser of the amounts referred to in paragraph (a), to be made available to the Borrowers under the Loan Agreement (as amended and supplemented by this Agreement) in accordance with Clauses 2.2 and 3.2 of the Loan Agreement and upon the terms and conditions specified in this Agreement;

      "GAS CZAR CHARTER" means a time charterparty in respect of "GAS CZAR"
      dated 10 December 2003 (as supplemented and amended) and made between
      Islas Gas Carriers, Inc. and Shell Gas Trading (Asia-Pacific) Inc. (as the
      same has been novated to Balkan pursuant to a novation agreement dated 9
      February 2006;

      "GAS CZAR CHARTER ASSIGNMENT" means a specific assignment of the rights of
      Balkan under the Gas Czar Charter executed or to be executed by Balkan in favour of the Lender in such form as the Lender may approve or require;

      "GAS CZAR MORTGAGE" means a first preferred Marshall Islands mortgage in respect of "GAS CZAR" made or to be made by Balkan in favour of the Lender in such form as the Lender may approve or require;

      "GAS ETERNITY" means the 1998-built LPG carrier of 3,500 cubic metres currently registered in the ownership of Gass under Cyprus flag with the name "GAS ETERNITY" which is to be purchased by Balcan Profit pursuant to the Additional Ship MOA relative to "GAS ETERNITY" and to be registered in its ownership under Cyprus flag with the same name;

                                        3

      "GAS ETERNITY ADDITIONAL ADVANCE" means (a) an amount equal to 65 per cent. of the lesser of (i) the Market Value of "GAS ETERNITY" and (ii) the
      Purchase Price of "GAS ETERNITY" or (b) if such Advance is the second
      Tranche C Additional Advance to be drawn down, an amount equal to the lesser of (i) an amount which when aggregated with the first Tranche C
      Additional Advance is equal to $14,000,000 and (ii) the lesser of the amounts referred to in paragraph (a), to be made available to the
      Borrowers under the Loan Agreement (as amended and supplemented by this
      Agreement) in accordance with Clauses 2.2 and 3.2 of the Loan Agreement and upon the terms and conditions specified in this Agreement;

      "GAS ETERNITY DEED OF COVENANT" means a deed of covenant collateral to the
      Gas Eternity Mortgage made or to be made by Balcan Profit in favour of the
      Lender in such form as the Lender may approve or require;

      "GAS ETERNITY MORTGAGE" means the first priority Cyprus statutory mortgage in respect of "GAS ETERNITY" made or to be made by Balcan Profit in favour of the Lender in such form as the Lender may approve or require;

      "GASS" means Gass Success Limited, a company incorporated in Malta having its registered office at 147/1 St. Lucia Street, Valletta, Malta;

      "LOAN AGREEMENT" means the loan agreement dated 5 December 2005 referred to in Recital (A);

      "MELVYN" means Melvyn Services Company, a corporation incorporated in the
      Marshall Islands having its registered office at Trust Company Complex,
      Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960;

      "MORTGAGE ADDENDUM" means, in respect of "GAS ORACLE", an addendum to the
      Mortgage in respect of that Ship in such form as the Lender may approve or require;

      "NEW DEED OF COVENANT" means, in relation to each of "GAS LEGACY" and "GAS
      MONARCH", a deed of covenant collateral to the New Mortgage in respect of such Ship in such form as the Lender may approve or require and, in the plural, means both of them;

      "NEW FINANCE DOCUMENTS" means, together:

      (a)  the Additional Ship Finance Documents;

      (b)  the New Deeds of Covenant;

      (c)  the New Mortgages;

      (d)  the Amendment Mortgages;

      (e)  the Amendment Deed of Covenant; and

      (f)  the Mortgage Addendum,

      and, in the singular, means any of them;

      "NEW MORTGAGE" means, in relation to:

      (a)  "GAS LEGACY", a first priority Cyprus statutory mortgage in respect of that Ship; and

      (b)  "GAS MONARCH", a first priority Bahamas statutory mortgage in respect of that Ship,

                                        4

      executed or to be executed by the Owner of the relevant Ship in favour of the Lender in such form as the Lender may approve or require and, in the plural, means both of them;

      "ORIGINAL LOAN" means an amount of up to $50,000,000 or (as the context requires) the aggregate principal amount of Tranche A and Tranche B advanced and outstanding at any relevant time under the Loan Agreement;

      "TRANCHE C" means an amount equal to the lesser of (a) $14,000,000 and (b)
      an amount equal to 65 per cent. of the lesser of (i) the aggregate Market
      Value of the Additional Ships and (ii) the aggregate Purchase Price of the
      Additional Ships to be made available by the Lender to the Borrowers (who shall on-lend the same to the Additional Guarantors) in up to two Advances in accordance with clauses 2.2 and 3.2 of the Loan Agreement and upon the terms and conditions specified in this Agreement;

      "TRANCHE C ADDITIONAL ADVANCE" means each of the Gas Czar Additional
      Advance and the Gas Eternity Additional Advance and, in the plural, means both of them; and

      "TRANCHE C ADDITIONAL ADVANCE DRAWDOWN DATE" means, in respect of each
      Tranche C Additional Advance, the date requested by the Borrowers for that
      Tranche C Additional Advance to be made, or (as the context requires) the date on which that Tranche C Additional Advance is actually made.

1.3   APPLICATION OF CONSTRUCTION AND INTERPRETATION PROVISIONS OF LOAN
      AGREEMENT. Clauses 1.2, 1.3, 1.4 and 1.5 of the Loan Agreement apply, with any necessary modifications, to this Agreement.

2     AGREEMENT OF THE LENDER

2.1   AGREEMENT OF THE LENDER. The Lender agrees, subject to and upon the terms and conditions of this Agreement, to make available Tranche C to the
      Borrowers under the Loan Agreement.

2.2   EFFECTIVE DATE. The agreement of the Lender contained in Clauses 2.1 shall have effect on and from the Effective Date.

3     CONDITIONS PRECEDENT

3.1   GENERAL. The agreement of the Lender contained in Clauses 2.1 is subject to the fulfilment of the conditions precedent in Clauses 3.2 and 3.3.

3.2   CONDITIONS PRECEDENT TO FIRST TRANCHE C ADDITIONAL ADVANCE. The conditions referred to in Clause 3.1 are that the Lender shall have received the following documents and evidence in all respects in form and substance satisfactory to the Lender and its lawyers on or before the Effective Date
      (or such later date as the Lender may agree with the Borrowers):

(a)   documents of the kind specified in paragraphs 3, 4 and 5 of Schedule 2,
      Part A of the Loan Agreement in relation to each Borrower updated with appropriate modifications to refer to this Agreement;

(b)   documents of the kind specified in paragraph 3, 4 and 5 of Schedule 2,
      Part A of the Loan Agreement in relation to each Additional Guarantor and the Corporate Guarantor authorising (inter alia) the execution of the New
      Finance Documents to which each Additional Guarantor and the Corporate
      Guarantor is a party;

(c)   originals of this Agreement, the Additional Ship Finance Documents relating to the Additional Ship to be financed by the first Tranche C
      Additional Advance, the New

                                        5

      Deeds of Covenants, the New Mortgages, the Amendment Mortgages, the
      Amendment Deed of Covenant and the Mortgage Addendum duly executed by the parties thereto;

(d)   the originals of any mandates or other documents required in connection with the opening or operation of each Additional Ship Earnings Account and all other information required by the Lender in relation to its "know your customer" regulations (whether in connection with the opening of the
      Additional Ship Earnings Accounts or otherwise);

(e)   copies of the MOAs and the Gas Czar Charter (and all addenda thereto) and of all documents signed or issued by the Additional Guarantors or the other parties thereto under or in connection with any of them;

(f)   documentary evidence that:

      (i)    the Relevant Additional Ship (being, for the purposes of this
             Clause 3.2, the Additional Ship being financed by the first Tranche
             C Additional Advance) has been duly delivered to, and accepted by, the relevant Additional Guarantor in accordance with the relevant
             Additional Ship MOA and the full purchase price payable under that
             MOA (in addition to the part thereof being financed by the first
             Tranche C Additional Advance) has been duly paid;

      (ii)   the Relevant Additional Ship is definitively and permanently or provisionally registered in the name of the relevant Additional
             Guarantor under the relevant Approved Flag;

      (iii)  the Relevant Ship is in the absolute and unencumbered ownership of the relevant Additional Guarantor save as contemplated by the New
             Finance Documents relative to that Relevant Ship;

      (iv)   the Relevant Ship maintains the class as set out in clause 13.3(b)
             of the Loan Agreement with the relevant Classification Society free of all overdue recommendations and conditions of such
             Classification Society;

      (v)    the Additional Ship Mortgage relating to the Relevant Ship (and, if the Relevant Ship is "GAS ETERNITY", the Gas Eternity Deed of
             Covenant) has been duly registered against that Ship as a valid first preferred or priority (as the case may be) ship mortgage and, if applicable collateral deed of covenant, in accordance with the laws of the relevant flag state; and

      (vi)   the Relevant Ship is insured in accordance with the provisions of
             New Finance Documents relative to it and all requirements therein in respect of insurances have been complied with;

(g)   documents establishing that the Relevant Ship will, as from the first
      Tranche C Additional Advance Drawdown Date, be managed by the applicable
      Approved Manager on terms acceptable to the Lender, together with:

      (i)  a letter of undertaking executed by the Approved Manager in favour of the Lender in the terms required by the Lender agreeing certain matters in relation to the management of the Relevant Ship and subordinating the rights of the Approved Manager against the relevant
           Additional Guarantor to the rights of the Lender under the Finance
           Documents; and

      (ii) copies of the Approved Manager's Document of Compliance and of the
           Relevant Ship's Safety Management Certificate (together with any other details of the applicable safety management system which the
           Lender requires);

                                        6

(h)   satisfactory valuations of the Relevant Ship addressed to the Lender, stated to be for the purposes of this Agreement and dated not earlier than
      30 days before the relevant Tranche C Additional Advance Drawdown Date to be prepared in accordance with the provisions of clause 14.3 of the Loan
      Agreement by 2 of the shipbrokers referred to in clause 14.3 of the Loan
      Agreement;

(i)   the endorsement at the end of this Agreement signed by the Corporate
      Guarantor and each Shareholder;

(j)   documentary evidence that:

      (i)    the New Mortgage and the New Deed of Covenant relative to "GAS
             LEGACY" have been duly registered against "GAS LEGACY" as
             respectively a valid first priority statutory mortgage and collateral deed of covenant in accordance with the laws of Cyprus;

      (ii)   the New Mortgage relative to "GAS MONARCH" has been duly registered against "GAS MONARCH" as a valid first priority statutory mortgage in accordance with the laws of the Bahamas;

      (iii)  the Mortgage Addendum has been duly recorded against "GAS ORACLE"
             as a valid addendum to the Mortgage in respect of "GAS ORACLE" in accordance with the laws of the Marshall Islands;

      (iv)   the Amendment Mortgage in respect of each of "GAS MARATHON" and
             "GAS SINCERITY" has been duly registered against the relevant Ship as a valid amendment to the Mortgage in respect of that Ship in accordance with the laws of Panama; and

      (v)    the Amendment Mortgage in respect of "GAS CATHAR" has been duly registered against that Ship as a valid amendment to the Mortgage in respect of that Ship in accordance with the laws of Malta;

(k)   favourable legal opinions from lawyers appointed by the Lender on such matters concerning the laws of Liberia, Marshall Islands, Cyprus, Malta and Panama and such other relevant jurisdictions as the Lender may require;

(l)   the Lender shall have received the arrangement fee referred to in Clause
      7.1;

(m)   documentary evidence that the agent for service of process named in clause
      30 of the Loan Agreement has accepted its appointment; and

(n)   any further opinions, consents, agreements and documents in connection with this Agreement and the Finance Documents which the Lender may request by notice to the Borrowers prior to the Effective Date.

3.3   CONDITIONS PRECEDENT TO SECOND TRANCHE C ADDITIONAL ADVANCE. The
      conditions referred to in Clause 3.1 are that the Lender shall have received the following documents and evidence in all respects in form and substance satisfactory to the Lender and its lawyers on or before the
      Effective Date (or such later date as the Lender may agree with the
      Borrowers):

(a)   originals of the Additional Ship Finance Documents relating to the
      Additional Ship to be financed by the second Tranche C Additional Advance duly executed by the parties thereto;

(b)   documentary evidence that:

                                        7

      (i)    the Relevant Additional Ship (being, for the purposes of this
             Clause 3.3, the Additional Ship being financed by the second
             Tranche C Additional Advance) has been duly delivered to, and accepted by, the relevant Additional Guarantor in accordance with the relevant Additional Ship MOA and the full purchase price payable under that MOA (in addition to the part thereof financed by the second Tranche C Additional Advance) has been duly paid;

      (ii)   the Relevant Ship is in the absolute and unencumbered ownership of the relevant Additional Guarantor save as contemplated by the New
             Finance Documents relative to that Relevant Ship;

      (iii)  the Relevant Ship maintains the class as set out in clause 13.3(b)
             of the Loan Agreement with the relevant Classification Society free of all overdue recommendations and conditions of such
             Classification Society;

      (iv)   the Additional Ship Mortgage relating to the Relevant Ship (and, if the Relevant Ship is "GAS ETERNITY", the Gas Eternity Deed of
             Covenant) has been duly registered against that Ship as a valid first preferred or priority (as the case may be) ship mortgage and, if applicable collateral deed of covenant, in accordance with the laws of the relevant flag state; and

      (v)    the Relevant Ship is insured in accordance with the provisions of
             New Finance Documents relative to it and all requirements therein in respect of insurances have been complied with;

(c)   documents establishing that the Relevant Ship will, as from the second
      Tranche C Additional Advance Drawdown Date, be managed by the applicable
      Approved Manager on terms acceptable to the Lender, together with:

      (i)    a letter of undertaking executed by the Approved Manager in favour of the Lender in the terms required by the Lender agreeing certain matters in relation to the management of the Relevant Ship and subordinating the rights of the Approved Manager against the relevant Additional Guarantor to the rights of the Lender under the
             Finance Documents; and

      (ii)   copies of the Approved Manager's Document of Compliance and of the
             Relevant Ship's Safety Management Certificate (together with any other details of the applicable safety management system which the
             Lender requires);

(d)   satisfactory valuations of the Relevant Ship addressed to the Lender, stated to be for the purposes of this Agreement and dated not earlier than
      30 days before the relevant Tranche C Additional Advance Drawdown Date to be prepared in accordance with the provisions of clause 14.3 of the Loan
      Agreement by 2 of the shipbrokers referred to in clause 14.3 of the Loan
      Agreement;

(e)   favourable legal opinions from lawyers appointed by the Lender on such matters concerning the laws of Liberia, Marshall Islands, Cyprus, Malta and Panama and such other relevant jurisdictions as the Lender may require; and

(f)   any further opinions, consents, agreements and documents in connection with this Agreement and the Finance Documents which the Lender may request by notice to the Borrowers prior to the Effective Date.

4     REPRESENTATIONS AND WARRANTIES

4.1   REPETITION OF LOAN AGREEMENT REPRESENTATIONS AND WARRANTIES. Each Borrower
      represents and warrants to the Lender that the representations and warranties in clause 9 of the Loan Agreement, as amended and supplemented by this Agreement and updated

                                        8

      with appropriate modifications to refer to this Agreement, remain true and not misleading if repeated on the date of this Agreement with reference to the circumstances now existing.

4.2   REPETITION OF FINANCE DOCUMENT REPRESENTATIONS AND WARRANTIES. Each
      Borrower represents and warrants to the Lender that the representations and warranties in the Finance Documents (other than the Loan Agreement) to which it is a party, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement remain true and not misleading if repeated on the date of this Agreement with reference to the circumstances now existing.

5     AMENDMENTS TO LOAN AGREEMENT AND OTHER FINANCE DOCUMENTS

5.1   SPECIFIC AMENDMENTS TO LOAN AGREEMENT. With effect on and from the
      Effective Date the Loan Agreement shall be, and shall be deemed by this
      Agreement to be, amended as follows:

(a)   by adding in Clause 1.1 thereof each of the definitions in Clause 1.1 of this Agreement (other than the definitions of "EFFECTIVE DATE", "LOAN
      AGREEMENT" and "TRANCHE C ADDITIONAL ADVANCE DRAWDOWN DATE");

(b)   by deleting sub-paragraph (b) in the definition of "Approved Manager" in clause 1.1 thereof in its entirety and replacing it with:

      "(b)" GAS MONARCH", Tesma Singapore Pte. Ltd. whose principal office is at
      30 Old Toh Tuck Road, #05-04 Sembawang Kimtrans Logistics Centre,
      Singapore 597654, Singapore";

(c)   by deleting the reference to "GAS LEGACY" in sub-paragraph (c) of the definition of "Approved Manager" in Clause 1.1 thereof and adding in its place "each of "GAS CZAR" and "GAS LEGACY,";

(d)   by adding a new sub-paragraph (d) in the definition of "Approved Manager"
      in Clause 1.1 thereof as follows:

      "(d)  "GAS ETERNITY", Stealth Maritime Corporation S.A. whose registered office is at 80 Broad Street, Monrovia, Liberia";

(e)   by adding a new sub-paragraph (iii) in paragraph (a) of the definition of
      "Availability Period" in Clause 1.1 thereof as follows:

      "(iii)  in respect of Tranche C, 28 February 2006";

(f)   by replacing the references to "Borrower" in the second and fourth lines of the definition of "Charter Assignment" in Clause 1.1 thereof with the words "Owner";

(g)   by adding in the first line of the definition of "Deed of Covenant" in
      Clause 1.1 thereof after the words "GAS CATHAR", the words ", "GAS
      ETERNITY"";

(h)   by replacing the references to "Borrower" in the first and second lines of the definition of "Earnings Account" in Clause 1.1 thereof with the word
      "Owner";

(i)   by adding in the third line of the definition of "Charter" in Clause 1.1 thereof after the reference to "Gas Oracle Charter", the words "and the
      Gas Czar Charter";

(j)   by substituting the figure "$50,000,000" with "$64,000,000" in the definition of "Commitment" in Clause 1.1 thereof;

                                        9

(k)   by construing all references in the Loan Agreement and the other Finance
      Documents to the Deed of Covenant relative to "GAS CATHAR" to mean that
      Deed of Covenant as amended by the Amendment Deed of Covenant;

(l)   by adding in the first line of the definition of "Drawdown Date" in Clause
      1.1 thereof after the reference to "Tranche B" the words "or Tranche C";

(m)   by construing the definition of "Finance Documents" in Clause 1.1 thereof as if the same included reference to each New Finance Document;

(n)   by construing all references in the Loan Agreement and the other Finance
      Documents to the Mortgages relative to the Existing Ships to mean:

      (i)    in the case of each of "GAS LEGACY" and "GAS MONARCH", the New
             Mortgage relative to that Existing Ship;

      (ii)   in the case of each of "GAS CATHAR", "GAS MARATHON" and "GAS
             SINCERITY", the Mortgage relative to such Ship as amended by the
             Amendment Mortgage relative thereto;

      (iii)  in the case of "GAS ORACLE", the Mortgage relative to such Ship as amended by the Mortgage Addendum;

(o)   in the definition of "Margin" in Clause 1.1 thereof:

      (i)    replacing the reference to "Tranche B" in the second line of sub-paragraph (a) with "Tranche C"; and

      (ii)   replacing the reference to "Security Cover Ratio" in the first line of sub-paragraph (b) with "Asset Cover Ratio";

(p)   by construing the definition of "Mortgage" in Clause 1.1 thereof to include reference to each Additional Ship Mortgage;

(q)   by adding in the first line of the definition of "Owner" in Clause 1.1 thereof after the word "Borrower" the words "or, as the case may be, the additional Guarantor";

(r)   by adding in the left hand column in the definition of "Owner" in Clause
      1.1 thereof reference to "GAS CZAR" and "GAS ETERNITY" and adding opposite the names of such Additional Ships in the right hand column reference respectively to Balkan and Balcan Profit;

(s)   by deleting the definition of "Purchase Price" in Clause 1.1 thereof and replacing it with:

      ""PURCHASE PRICE" means, in relation to a New Ship and an Additional Ship, the aggregate amount paid or to be paid by the relevant Borrower or, as the case may be, the relevant Additional Guarantor to the seller of that
      New Ship or that Additional Ship pursuant to the MOA or the Additional
      Ship MOA which relates thereto;"

(t)   by adding in the first line of the definition of "Security Party" in
      Clause 1.1 thereof after the reference to "Corporate Guarantor" the words
      ", each Additional Guarantor";

(u)   by adding new sub-paragraphs (g) and (h) in the definition of
      "Shareholder" in Clause 1.1 thereof as follows:

      "(g)  in the case of Balkan, Stealthgas; and

      (h)   in the case of Balcan Profit, Melvyn;";

                                       10

(v)   by adding a new sub-paragraph (c) in the definition of "Ships" in Clause
      1.2 thereof as follows:

      "(c)  the Additional Ships,";

(w)   by construing all references to "SWEET DREAM" in the Loan Agreement and other Finance Documents as "GAS MONARCH" (being the new name of such
      Ship);

(x)   by construing the definition of "Tranche" in Clause 1.2 thereof as if the same included reference to Tranche C;

(y)   by deleting the words and figures in Clause 2.1 thereof "five Advances a loan facility of up to $50,000,000 divided in two tranches" and replacing them with "seven Advances a loan facility of up to $64,000,000 divided in three tranches";

(z)   by adding a new sub-paragraph (c) in Clause 2.1 thereof as follows:

      "(c)  an amount equal to the lesser of (i) $14,000,000 and (ii) an amount equal to 65 per cent of the lesser of (A) the aggregate Market Value of the Additional Ships and (B) the aggregate Purchase Price of the
            Additional Ships":

(aa)  by adding in Clause 3.2(c) after the reference to "Tranche B", the words
      "and Tranche C";

(bb)  by adding a new paragraph (e) in Clause 3.2 (and re-constituting the existing paragraph (e) as paragraph (f)) as follows:

      "(e)  neither Advance made under Tranche C shall exceed 65 per cent. of the lesser of (i) the Market Value of the Additional Ship to which it relates on the Drawdown Date of that Advance and (ii) the
            Purchase Price of that Additional Ship; and";

(cc)  by replacing the reference to "Tranche B" in the second line of Clause
      4.12 thereof with "Tranche C";

(dd)  by adding a new paragraph (d) in Clause 5.2 thereof (and reconstituting the existing paragraphs (d) and (e) as respectively paragraphs (e) and
      (f)) as follows:

      "(d)  the first Interest Period in relation to each Advance under Tranche
            C shall commence on the Drawdown Date relative thereto and shall expire on the last day of the Interest Period which is then current for Tranches A and B (as consolidated pursuant to Clause 5.2(c)) and thereafter Interest Periods in relation to Tranches A and B and the
            Advances under Tranche C which are outstanding at the relevant time shall commence and expire on the same dates and shall be
            consolidated to form one Interest Period;";

(ee)  by deleting sub-paragraphs (i), (ii) and (iii) of Clause 7.1(a) and Clause
      7.1(b) in their entirety and replacing them with the following:

            "(i)   in the case of the first and second instalments, $4,608,000 each;

            (ii)   in the case of the third to sixth instalments (inclusive),
                   $3,072,000 each;

            (iii)  in the case of the seventh to twentieth instalments
                   (inclusive), $2,304,000 each; and

      (b)   a balloon instalment of $10,240,000 (as such amount may be increased through the operation of Clause 7.11, the "BALLOON INSTALMENT").";

                                       11

(ff)  by deleting sub-paragraphs (i) and (ii) of Clause 7.2(a) thereof in their entirety and replacing them with:

      "(i)   the Drawdown Date relating to the first Advance under Tranche C;
             and

      (ii)   28 February 2006 (or such later date as the Lender may agree with the Borrowers); and";

(gg)  by deleting sub-paragraphs (i) and (ii) of Clause 7.2(b) thereof in their entirety and replacing them with:

      "(i) the date falling on the tenth anniversary of the Drawdown Date relating to the first Advance under Tranche C; and

      (ii) 28 February 2016 (or such later date as the Lender may agree with the
      Borrowers).";

(hh)  by replacing the figure "$1,800,000" in the third line of Clause 7.11(c)
      thereof with "$2,300,000"; and

(ii)  by construing references throughout to "this Agreement", "hereunder" and other like expressions as if the same referred to the Loan Agreement as amended and supplemented by this Agreement.

5.2   AMENDMENTS TO FINANCE DOCUMENTS. With effect on and from the Effective
      Date each of the Finance Documents other than the Loan Agreement, shall be, and shall be deemed by this Agreement to be, amended as follows:

(a)   the definition of, and references throughout each of the Finance Documents to, the Loan Agreement and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement and those Finance
      Documents as amended and supplemented by this Agreement;

(b)   by construing references throughout each of the Finance Documents to "this
      Agreement", "this Deed", "hereunder" and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Agreement.

5.3   FINANCE DOCUMENTS TO REMAIN IN FULL FORCE AND EFFECT. The Finance
      Documents shall remain in full force and effect as amended and supplemented by:

(a)   the amendments to the Finance Documents contained or referred to in
      Clauses 5.1 and 5.2 ; and

(b)   such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement,

6     FURTHER ASSURANCES

6.1   BORROWERS' OBLIGATION TO EXECUTE FURTHER DOCUMENTS ETC. The Borrowers
      shall, and shall procure that any other party to any Security Document shall:

(a)   execute and deliver to the Lender (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such other country as the Lender may, in any particular case, specify;

(b)   effect any registration or notarisation, give any notice or take any other step,

                                       12

      which the Lender may, by notice to the Borrowers or other party, specify for any of the purposes described in Clause 6.2 or for any similar or related purpose.

6.2   PURPOSES OF FURTHER ASSURANCES. Those purposes are:

(a)   validly and effectively to create any Security Interest or right of any kind which the Lender intended should be created by or pursuant to the
      Loan Agreement or any other Security Document, each as amended and supplemented by this Agreement; and

(b)   implementing the terms and provisions of this Agreement.

6.3   TERMS OF FURTHER ASSURANCES. The Lender may specify the terms of any document to be executed by a Borrower or any other party under Clause 6.1, and those terms may include any covenants, powers and provisions which the
      Lender considers appropriate to protect its interests.

6.4   OBLIGATION TO COMPLY WITH NOTICE. Each Borrower or any other party shall comply with a notice under Clause 6.1 by the date specified in the notice.

6.5   ADDITIONAL CORPORATE ACTION. At the same time as a Borrower or any other party delivers to the Lender any document executed under Clause 6.1(a), a
      Borrower or any other party shall also deliver to the Lender a certificate signed by 2 of that Borrower's or that other party's directors which shall:

(a)   set out the text of a resolution of that Borrower's or that other party's directors specifically authorising the execution of the document specified by the Lender; and

(b)   state that either the resolution was duly passed at a meeting of the directors validly convened and held throughout which a quorum of directors entitled to vote on the resolution was present or that the resolution has been signed by all the directors and is valid under that Borrower's or that other party's articles of association or other constitutional documents.

7     FEES AND EXPENSES

7.1   ARRANGEMENT FEE. The Borrowers shall pay to the Lender on the date of this
      Agreement an arrangement fee of $28,000.

7.2   EXPENSES. The provisions of clause 18 (Fees and Expenses) of the Loan
      Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

8     NOTICES

8.1   GENERAL. The provisions of clause 27 (Notices) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

9     SUPPLEMENTAL

9.1   COUNTERPARTS. This Agreement may be executed in any number of counterparts.

9.2   THIRD PARTY RIGHTS. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

                                       13

10    LAW AND JURISDICTION

10.1  GOVERNING LAW. This Agreement shall be governed by and construed in accordance with English law.

10.2  INCORPORATION OF THE LOAN AGREEMENT PROVISIONS. The provisions of clause
      30 (Law and Jurisdiction) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

THIS AGREEMENT has been duly executed as a Deed on the date stated at the beginning of this Agreement.

                                       14

                                 EXECUTION PAGES

BORROWERS

EXECUTED as a DEED                     ) /s/Panteus Vetsikas
by EMPIRE SPIRIT LTD.                  ) ---------------------------------------
acting by Panteus Vetsikas             )
its duly authorised attorney-in-fact   )

EXECUTED as a DEED                     ) /s/Panteus Vetsikas
By INDEPENDENT TRADER                  ) ---------------------------------------
LTD. acting by Panteus Vetsikas        )
its duly authorised attorney-in-fact   )

EXECUTED as a DEED                     ) /s/Panteus Vetsikas
by TRIATHLON INC.                      ) ---------------------------------------
acting by Panteus Vetsikas             )
its duly authorised attorney-in-fact   )

EXECUTED as a DEED                     ) /s/Panteus Vetsikas
by SOLEIL TRUST INC.                   ) ---------------------------------------
acting by Panteus Vetsikas             )
its duly authorised attorney-in-fact   )

EXECUTED as a DEED                     ) /s/Panteus Vetsikas
by JUNGLE INVESTMENT                   ) ---------------------------------------
LIMITED                                )
acting by Panteus Vetsikas             )
its duly authorised attorney-in-fact   )

EXECUTED as a DEED                     ) /s/Panteus Vetsikas
by NORTHERN YIELD                      ) ---------------------------------------
SHIPPING LIMITED                       )
acting by  Panteus Vetsikas            )
its duly authorised attorney-in-fact   )

LENDER

EXECUTED as a DEED                     ) /s/ George Paleokrassas
by DNB NOR BANK ASA                    ) ---------------------------------------
acting by George Paleokrassas          )
its duly authorised attorney-in-fact   )

Witness to all the above               )
signatures:                            )

Name: Vassiliki Georgopoulos
      Solicitor

Address: Watson, Farley & Williams
         2 Defteras Merarchias
         Piraeus 185 36 - Greece

                                       15

We hereby confirm and acknowledge we have read and understood the terms and conditions of the above Supplemental Agreement and agree in all respects to the same and confirm that the Finance Documents to which we are a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrowers under the Loan Agreement (as amended by the
Supplemental Agreement) and shall, without limitation, secure the Loan (as increased or to be increased by the amount of Tranche C).

for and on behalf of                     for and on behalf of
CEDRIC FINANCE INC.                      QUINTA TRADING CO.

/s/Panteus Vetsikas                      /s/Panteus Vetsikas
-------------------------------------    ---------------------------------------

for and on behalf of                     for and on behalf of
DREW INTERNATIONAL INC.                  REINA PROPERTIES CORP.

/s/Panteus Vetsikas                      /s/Panteus Vetsikas
-------------------------------------    ---------------------------------------

for and on behalf of
STEALTHGAS INC.

/s/Panteus Vetsikas
-------------------------------------

                                       16